UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2019

CEL-SCI CORPORATION

(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802 Vienna, VA	22182
(Address of principal executive offices)	( Zip Code)

Registrant’s telephone number, including area code:   (703) 506-9460
N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The Company’s current Amended and Restated Articles of Incorporation and Bylaws are filed as exhibits to this report.

The Amended and Restated Articles of Incorporation were filed with the SEC on May 10, 2013 with the Company’s definitive proxy statement on Schedule 14A relating to the Company’s June 25, 2013 Annual Meeting of Shareholders, at which the Amended and Restated Articles of Incorporation were approved by the Company’s shareholders.

The current Bylaws were approved by the Company’s Board of Directors and filed with the SEC on February 18, 2015 as an exhibit to the Company’s current report on Form 8-K dated February 18, 2015. On March 16, 2015, the Company’s Board of Directors amended the Bylaws, and the amendment to the Bylaws was filed with the SEC on March 18, 2015 as an exhibit to the Company’s current report on Form 8-K dated March 16, 2015.

Also filed as exhibits to this report are the Company’s 2019 Non-Qualified Stock Option Plan and 2019 Stock Compensation Plan (the “Plans”), which were filed with the SEC on March 28, 2019 as additional definitive proxy soliciting materials on Schedule 14A. The Plans were approved by the Company’s shareholders at the Company’s May 20, 2019 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3(c)	Amended and Restated Articles of Incorporation
3(d)	Bylaws
10.7	2019 Non-Qualified Stock Option Plan
10.8	2019 Stock Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: October 15, 2019	By:	/s/ Patricia B. Prichep
Patricia B. Prichep
Senior Vice President of Operations